UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  June 26, 2023
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

OpGen, Inc. (the “Company”) announced on June 26, 2023 that the Company’s subsidiary Curetis GmbH (“Curetis”) and the European Investment Bank (“EIB”) have agreed in principle to certain terms relating to the repayment of the second tranche of Curetis’ loan from EIB pursuant to that certain Finance Contract, dated December 12, 2016, as amended, by and between Curetis and EIB (the “Finance Contract”). Curetis and EIB have been negotiating a restructuring of the second tranche of the loan under the Finance Contract of €3 million in principal plus accumulated and deferred interest, which was drawn down in June 2018 and matured on June 22, 2023. In order to provide additional time to negotiate the restructuring of such tranche, EIB and Curetis agreed in principle to a standstill agreement pursuant to which: (i) Curetis would make a payment of €1 million to EIB on June 22, 2023; and (ii) EIB would agree not to declare a default under the loan or take any other action as a result of the non-payment of the remainder of the tranche, until the earlier of the entry into a definitive agreement for the restructuring of the tranche or November 30, 2023. In accordance with such agreement in principle, Curetis paid €1 million to EIB on June 22, 2023. The Company, Curetis and EIB will negotiate and expect to enter into a definitive agreement reflecting this standstill agreement. There can, however, be no assurance that definitive documentation will be entered into on the terms described herein or at all.

The above discussion regarding the agreement in principle for a standstill agreement to the Finance Contract contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. For a discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and its future results and financial condition, see "Risk Factors" in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 26, 2023	OpGen, Inc.

	By:	/s/ Albert Weber
		Name:	Albert Weber
		Title:	Chief Financial Officer